                                                                    EXHIBIT 99.1



                        BOETTCHER PENSION INVESTORS LTD.
                            (A Limited Partnership)
                             Proforma Balance Sheet
                                October 31, 1997
                                  (Unaudited)


                                                              Proforma Adjustments
                                                              --------------------
                                           Historical       Sale of          Liquidation &            Proforma
                                        October 31, 1997    Parkway            Dissolution        October 31, 1997
                                        ----------------  ------------     --------------         ----------------

               Assets
               ------

Real estate held for sale, at cost         $6,041,334     $(6,041,334)        $         -                $ -

Cash and cash equivalents, at cost
     which approximates market value        1,010,289       2,337,622          (3,347,911)                 -
Accounts receivable and other assets                                                    -                  -
  net of allowances $109,824                   64,500         (64,500)                  -                  -
                                           ----------     -----------         -----------                ---

                                           $7,116,123     $(3,768,212)        $(3,347,911)               $ -
                                           ==========     ===========         ===========                ===

Liabilities and Partners' Capital
---------------------------------

Mortgage payable                           $5,677,453     $(5,677,453)                  -                $ -
Payable to managing general partner           129,836               -            (114,146)                 -
                                                                                  (15,690)
Accounts payable and accrued liabilities       30,854         (30,854)                  -                  -
Property taxes payable                         54,974         (54,974)                  -                  -
Other liabilities                              21,597         (21,597)                  -                  -
                                           ----------     -----------         -----------                ---
  Total Liabilities                         5,914,714      (5,784,878)           (129,836)                 -
                                           ----------     -----------         -----------                ---

Partners' Capital:
  General partners                            (35,857)         20,167              15,690                  -
  Limited partners                          1,237,266       1,996,499          (3,233,765)                 -
                                           ----------     -----------         -----------                ---

  Total partners' capital                   1,201,409       2,016,666          (3,218,075)                 -
                                           ----------     -----------         -----------                ---

                                           $7,116,123     $(3,768,212)        $(3,347,911)               $ -
                                           ==========     ===========         ===========                ===

See accompanying notes to proforma financial statements.

                                    E-99.1

                       BOETTCHER PENSION INVESTORS, LTD.
                            (A Limited Partnership)
                        Proforma Statement of Operations
                      For the year ended October 31, 1997
                                  (Unaudited)

                                                                 Pro Forma Adjustments
                                                                 ---------------------
                                             Historical                                          Proforma
                                             Year Ended             Sale of Parkway,            Year Ended
                                          October 31, 1997     Liquidation & Dissolution     October 31, 1997
                                        ---------------------  --------------------------    ----------------
Revenue:
  Rental income                                    $  967,204                $  (967,204)    $       -
  Tenant reimbursements for common
   area charges, insurance and taxes                  167,347                   (167,347)            -
  Interest income                                      36,857                    (36,857)            -
                                                   ----------                -----------           ---
                                                    1,171,408                 (1,171,408)            -
                                                   ----------                -----------           ---

Expenses:
  Interest                                            498,187                   (498,187)            -
  Property taxes                                       61,711                    (61,711)            -
  Fees and reimbursements to
   managing general partner                            25,963                    (25,963)            -
  Other management fees                                44,176                    (44,176)            -
  Repairs and maintenance                              69,541                    (69,541)            -
  Utilities                                            21,558                    (21,558)            -
  General and administrative                           74,020                    (74,020)            -
  Environmental                                        33,935                    (33,935)            -
                                                   ----------                -----------           ---
                                                      829,091                   (829,091)            -
                                                   ----------                -----------           ---

          Net earnings (loss)                      $  342,317                $  (342,317)    $       -
                                                   ==========                ===========           ===

Net earnings per limited partnership unit
using the weighted average number of
limited partnership units outstanding
of 10,717                                          $    31.94                $    (31.94)    $       -
                                                   ==========                ===========           ===


See accompanying notes to proforma financial statements.

                                    E-99.1

                       BOETTCHER PENSION INVESTORS, LTD.
                            (A Limited Partnership)
               NOTES TO UNAUDITED PROFORMA FINANCIAL INFORMATION


1) The unaudited proforma balance sheet assumes that the Partnership had sold Parkway Village Shopping Center ("Parkway") for $8,500,000 and liquidated and dissolved the Partnership as of October 31, 1997. The unaudited proforma statement of operations restate the historical operations of the Partnership for the year ended October 31,1997 by eliminating in total the operating results of the Partnership. All of the unaudited proforma financial information is based on amounts as of October 31,1997. Final results may differ from such information as a result of known and unknown contingencies (including, without limitation, Partnership operations subsequent to October 31,1997, customary closing adjustments, and potential additional for environmental remediation expenses).

2) The estimated gain recognized from the sale of Parkway and estimated distribution of available funds in liquidation of the Partnership to Limited Partners as of October 31,1997 has been computed as follows:

Gain on sale of real estate investment:
---------------------------------------
     Total contract sale price                                                      $ 8,500,000
       Less:  Net book value of real estate investment                              (6,041,334)
            Selling commission                                                        (302,500)
            Other expenses of sale (primarily legal fees
             and title insurance)                                                      (75,000)
                                                                                    -----------
     Gain on sale                                                                     2,081,166
     Write off of non-cash assets                                                      (64,500)
                                                                                    -----------
     Net gain on sale                                                                 2,016,666
     Estimated expenses of liquidation and dissolution                                 (15,000)
                                                                                    -----------
     Net gain on sale and dissolution                                               $ 2,001,666
                                                                                    ===========
  Estimated distribution to Partners:
  -----------------------------------
     Total contract sale price                                                      $ 8,500,000
     Selling commission                                                               (302,500)
     Other expenses of sale (primarily legal fees and title insurance)                 (75,000)
       Less:  Current liabilities of Parkway (including mortgages payable)          (5,784,878)
                                                                                    -----------
       Adjusted cash received                                                         2,337,622

              Add:  Current liquid assets of the Partnership                          1,010,289
              Less: Outstanding debt to Managing General Partner                      (114,146)
                    Estimated expenses of liquidation and dissolution                  (15,000)
                                                                                    -----------
              Estimated cash available for final distribution                       $ 3,218,765
                                                                                    ===========

              Estimated distribution to Limited
               Partners per $1,000 unit                                             $    300.34
                                                                                    ===========


                                    E-99.1